                                                                    Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                    In re: Dura Automotive System, Inc. et al
            Cases No. 06-11202 - 06-11243 (KJC) Jointly Administered
                         Reporting Period: November 2006

                            MONTHLY OPERATING REPORT

                                                              DOCUMENT        AFFIDAVIT/
REQUIRED DOCUMENTS                                 FORM NO.   ATTACHED   SUPPLEMENT ATTACHED
------------------                                 --------   --------   -------------------
Condensed Combined Debtors-In-Possession
   Statement of Operations for the period from
   October 30 through November 26, 2006.             MOR-1        X

Condensed Combined Debtors-In-Possession Balance
   Sheets as of November 26, 2006                    MOR-2        X

Condensed Combined Debtors-In-Possession
   Statement of Cash Flows for the period from
   October 30 through November 26, 2006.             MOR-3        X

Notes to Monthly Operating Report                    MOR-4        X

Schedule of Cash Disbursements                       MOR-5

   Disbursements by Petitioning Entity                 A          X

   Bank Account Information                            B          X               X

Changes in Balances with Debtors and Non-Debtors     MOR-6        X

Status of Postpetition Taxes                         MOR-7                        X

Summary of Unpaid Postpetition Debts                 MOR-8

Summary Accounts Payable Aging Schedule              MOR-8        X

Summary Accounts Receivable Aging Schedule           MOR-8        X

Debtor Questionnaire                                 MOR-9        X               X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

RESPONSIBLE PARTY AND PREPARER:


 /s/ John M. Noll                       January 3, 2007
-------------------------------------
John M. Noll, Corporate Controller

                                                                           MOR-1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
        CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
            FOR THE PERIOD FROM OCTOBER 30 THROUGH NOVEMBER 26, 2006
                                   (UNAUDITED)
                            (IN THOUSANDS OF DOLLARS)

                                                           ATWOOD
                                      CONTROL    BODY &    MOBILE    CORPORATE      DEBTOR        TOTAL
                                      SYSTEMS    GLASS    PRODUCTS    & OTHER    ELIMINATIONS    DEBTORS
                                      -------   -------   --------   ---------   ------------   --------
Total sales                           $42,099   $ 6,277   $22,282    $     (1)      $(319)      $ 70,338
Cost of sales
                                       45,393     6,928    21,032       2,617        (319)        75,651
                                      -------   -------   -------    --------       -----       --------
   Gross (loss) profit                 (3,294)     (651)    1,250      (2,618)         --         (5,313)
Selling, general & administrative
   expenses                             2,296       474       965       2,832          --          6,567
Facility consolidation, asset
   impairment and other charges             4        49        42           2          --             97
Amortization expense                       --        --        15          19          --             34
                                      -------   -------   -------    --------       -----       --------
   Operating (loss) income             (5,594)   (1,174)      228      (5,471)         --        (12,011)
Interest expense, net                     384        --       383       8,560          --          9,327
                                      -------   -------   -------    --------       -----       --------
   Loss before reorganization items
      and income taxes                 (5,978)   (1,174)     (155)    (14,031)         --        (21,338)
Reorganization items                       --        --        --      16,880          --         16,880
                                      -------   -------   -------    --------       -----       --------
   Loss before income taxes            (5,978)   (1,174)     (155)    (30,911)         --        (38,218)
Provision for income taxes                 14        --        --          --          --             14
                                      -------   -------   -------    --------       -----       --------
   Net loss                           $(5,992)  $(1,174)  $  (155)   $(30,911)      $  --       $(38,232)
                                      =======   =======   =======    ========       =====       ========


The Condensed Statement of Operations of each Reporting Group contained herein was derived from the books and records of the Debtors. The amounts reflected in these condensed combined financial statements are unaudited and were prepared in accordance with United States Generally Accepted Accounting Principles in all material respects.

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

                                                                           MOR-2

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
             CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
                             AS OF NOVEMBER 26, 2006
                                   (UNAUDITED)
                            (IN THOUSANDS OF DOLLARS)

                                                                          ATWOOD
                                                      CONTROL   BODY &    MOBILE   CORPORATE &     DEBTOR
                                                      SYSTEMS    GLASS   PRODUCTS     OTHER     ELIMINATIONS  TOTAL DEBTORS
                                                     --------  --------  --------  -----------  ------------  -------------
ASSETS:
Current Assets:
Cash and cash equivalents                            $  2,806  $     --  $     --  $   51,396    $      --     $    54,202
Receivables, net
   Third parties                                      114,679    16,232    29,394      (7,724)          --         152,581
   Non-Debtors subsidiaries                             1,175        --       200      56,265      (52,285)          5,355
Inventories                                            37,524     7,581    36,864          --           --          81,969
Other current assets                                   26,873     2,968       902      10,791           --          41,534
                                                     --------  --------  --------  ----------    ---------     -----------
   Total Current Assets                               183,057    26,781    67,360     110,728      (52,285)        335,641
Property, plant and equipment, net                    109,763    20,653    32,654      20,561           --         183,631
Goodwill, net                                              --        --    21,927     228,000           --         249,927
Intercompany notes receivable                         247,842        --       411     430,579     (499,680)        179,152
Investment in Non-Debtors subsidiaries                 67,464        --       480     897,679     (176,976)        788,647
Other noncurrent assets                                 7,840     1,466     9,409      18,052           --          36,767
                                                     --------  --------  --------  ----------    ---------     -----------
   Total Assets                                      $615,966  $ 48,900  $132,241  $1,705,599    $(728,941)    $ 1,773,765
                                                     ========  ========  ========  ==========    =========     ===========
LIABILITIES AND STOCKHOLDERS' INVESTMENT:
Current Liabilities Not Subject to Compromise:
   Secured debt in default                           $     --  $     --  $     --  $  106,381    $      --     $   106,381
   Debtors-in-possession financing                         --        --        --      50,000           --          50,000
   Accounts Payable                                     7,529       736     3,257       6,144           --          17,666
   Accounts Payable to Non-Debtors subsidiaries        49,067        --     2,991       1,235      (52,430)            863
   Accrued Liabilities                                 31,622     2,968    11,221      56,771          123         102,705
                                                     --------  --------  --------  ----------    ---------     -----------
Total Current Liabilities Not Subject to Compromise    88,218     3,704    17,469     220,531      (52,307)        277,615
   Long-term Liabilities:
   Notes Payable to Non-Debtors subsidiaries           56,175    15,377        --     436,477     (499,658)          8,371
   Other noncurrent liabilities                        12,557        --       276      59,627           --          72,460
Liabilities Subject to Compromise                          --        --        --   1,327,122           --       1,327,122
                                                     --------  --------  --------  ----------    ---------     -----------
   Total Liabilities                                  156,950    19,081    17,745   2,043,757     (551,965)      1,685,568
Stockholders' Investment                              459,016    29,819   114,496    (338,158)    (176,976)         88,197
                                                     --------  --------  --------  ----------    ---------     -----------
   Total Liabilities and Stockholders' Investment    $615,966  $ 48,900  $132,241  $1,705,599    $(728,941)    $ 1,773,765
                                                     ========  ========  ========  ==========    =========     ===========

The Condensed Balance Sheet of each Reporting Group contained herein was derived from the books and records of the Debtors. The amounts reflected in these condensed combined financial statements are unaudited and were prepared in accordance with United States Generally Accepted Accounting Principles in all material respects.

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

                                                                           MOR-3

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
        CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM OCTOBER 30 THROUGH NOVEMBER 26, 2006
                                   (UNAUDITED)
                            (IN THOUSANDS OF DOLLARS)

                                                                                  ATWOOD
                                                             CONTROL    BODY &    MOBILE    CORPORATE &     TOTAL
                                                             SYSTEMS    GLASS    PRODUCTS      OTHER       DEBTORS
                                                            --------   -------   --------   -----------   --------
Operating Activities:
   Net Loss                                                 $ (5,992)  $(1,174)  $   (155)   $(30,911)    $(38,232)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Depreciation, amortization and asset impairments         1,789       148        453         294        2,684
      Amortization of deferred financing fees                     --        --         --          51           51
      Unrealized foreign currency exchange rate loss              --        --         --         735          735
      Reorganization Items                                        --        --         --      16,880       16,880
   Changes in other operating items:
      Accounts receivable                                    (24,342)   (2,077)     1,715       1,718      (22,986)
      Inventories                                               (960)     (399)     2,379          --        1,020
      Other current assets                                     3,314       500         47      (1,729)       2,132
      Accounts payable                                       (13,807)   (2,455)   (17,414)     50,060       16,384
      Accrued liabilities                                      3,593       524        789       5,841       10,747
      Accrued interest subject to compromise                                                    6,847        6,847
      Noncurrent assets                                          (88)      196         15        (127)          (4)
      Noncurrent liabilities                                      48        --         --          37           85
                                                            --------   -------   --------    --------     --------
      Net cash (used in) provided by operating activities    (36,445)   (4,737)   (12,171)     49,696       (3,657)
Investing Activities:
   Noncurrent intercompany transactions                       36,885     4,737     12,202     (54,663)        (839)
   Purchases of property, plant and equipment                   (614)       --        (31)        (28)        (673)
                                                            --------   -------   --------    --------     --------
      Net cash (used in) provided by investing activities     36,271     4,737     12,171     (54,691)      (1,512)
Financing Activities:
   DIP borrowings                                                 --        --         --      50,000       50,000
   Payments on insurance premium installment financing            --        --         --        (606)        (606)
   Debt issuance costs                                            --        --         --        (950)        (950)
                                                            --------   -------   --------    --------     --------
      Net cash provided by financing activities                   --        --         --      48,444       48,444
Effect of Exchange Rates on Cash                                  53        --         --          (4)          49
                                                            --------   -------   --------    --------     --------
Net Increase (Decrease) in Cash & Equivalents                   (121)       --         --      43,445       43,324
Cash & Cash Equivalent, Beginning Balance                      2,927        --         --       7,951       10,878
                                                            --------   -------   --------    --------     --------
Cash & Cash Equivalent, Ending Balance                      $  2,806   $    --   $     --    $ 51,396     $ 54,202
                                                            ========   =======   ========    ========     ========

The Condensed Statement of Cash Flows of each Reporting Group was derived from the books and records of the Debtors. The amounts reflected in these condensed combined financial statements are unaudited and were prepared in accordance with United States Generally Accepted Accounting Principles in all material respects.

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

                                                                           MOR-4

                          DURA AUTOMOTIVE SYSTEMS, INC.

                             (DEBTORS-IN-POSSESSION)

                  NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

1.   BACKGROUND AND ORGANIZATION:

     Dura Automotive Systems, Inc. (a Delaware Corporation) is a holding company whose predecessor was formed in 1990. Dura Automotive Systems, Inc. (collectively referred to as "DURA", "Company", "we", "our" and "us") is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive and recreation & specialty vehicle ("RVSV") industries.

     CHAPTER 11 BANKRUPTCY FILING - On October 30, 2006, DURA and its United States ("U.S.") and Canadian subsidiaries (the "Debtors") filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Debtors' chapter 11 cases are being jointly-administered under Case No. 06-11202 (KJC). The Debtors will continue to operate their businesses as "debtors-in-possession" under the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. DURA's Latin American, Asian and European subsidiaries were not included in the filings and will continue their business operations without supervision from the Bankruptcy Court and will not be subject to the requirements of the Bankruptcy Code.

     The Debtors are currently operating pursuant to chapter 11 under the Bankruptcy Code and continuation of DURA as a going-concern is contingent upon, among other things, the Debtors' ability (i) to comply with the terms and conditions of the Debtors-in-possession ("DIP") financing agreement described in
Note 3; (ii) to develop a plan of reorganization and obtain confirmation under the Bankruptcy Code; (iii) to reduce unsustainable debt and other liabilities and simplify our complex and restrictive capital structure through the bankruptcy process; (iv) to return to profitability; (v) to generate sufficient cash flow from operations; and (vi) to obtain financing sources to meet our future obligations. These matters create uncertainty relating to our ability to continue as a going concern. The accompanying condensed combined financial statements do not reflect any adjustments relating to the recoverability and classification of assets or liabilities that might result from the outcome of these uncertainties. In addition, any plan of reorganization could materially change amounts reported in our condensed combined financial statements, which do not give effect to any adjustments of the carrying value of assets and liabilities that may be necessary as a consequence of reorganization under chapter 11.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     CONDENSED COMBINED DEBTORS-IN-POSSESSION FINANCIAL STATEMENTS - The financial statements contained within represent the condensed combined financial statements for the Debtors only. Amounts presented in the statement of cash flows for the period from the chapter 11 filings to November 26, 2006, were based upon recorded asset and liability balances as of the filing dates and the recorded balances as of November 26, 2006. The accompanying financial statements have been prepared in accordance with instructions given by the Trustee for the Bankruptcy Court. Accordingly, the grouping of the financial information by Control Systems, Body & Glass, Atwood Mobile Products, and Corporate & Other do not represent business segments or business lines, but rather a combination of the various Debtors into groupings acceptable to the Trustee of the Bankruptcy Court to facilitate our Court reporting requirements. Such reporting does not reflect allocation of costs of support services provided by other reporting groups, or income tax allocations. The Debtors' condensed combined financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.

     American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations beginning in the quarter ending December 31, 2006. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statements of cash flows. DURA adopted SOP 90-7 effective on October 30, 2006 and will segregate those items as outlined above for all reporting periods subsequent to such date.

     The unaudited condensed combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to all procedures that would typically be applied to financial information presented in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP), and upon the application of such procedures (such as test of asset impairment). The Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes normal recurring adjustments, but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. As of November 26, 2006, certain prepetition trade accounts payable and debt balances are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2005 Annual Report on Form 10-K, and our 2006 Quarterly Reports on Form 10-Q that were filed with the United States Securities and Exchange Commission.

     The results of operation herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of Debtors in the future.

     The condensed combined financial statements filed with the Bankruptcy Court are subject to change. The Debtors may, at a future date, amend its schedules for updated financial information.

     INTERCOMPANY TRANSACTIONS - Significant intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the DURA's non-Debtors subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans and payables.

     CASH EQUIVALENTS - Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost, which approximates fair value.

     INVENTORIES - Inventories are valued substantially at the lower of first-in, first-out cost or market.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost or at impaired value where SFAS Statement No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets" valuations have been performed. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives. Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated.

     GOODWILL AND OTHER INTANGIBLE ASSETS - Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS Statement No. 142 "Goodwill and Other Intangible Assets". Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS Statement No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets".

     REVENUE RECOGNITION AND SALES COMMITMENTS - We recognize revenue when title passes to our customers, which occurs primarily when products are shipped from our facilities to our customers. In certain instances, we may be committed under existing agreements to supply product to our customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, we record a liability for the estimated amount of such future losses. Such losses are recognized at the time that the loss is probable and reasonably estimable and are recorded at the minimum amount necessary to fulfill our obligations to our customers.

     RESTRUCTURING CHARGES - We recognize restructuring charges in accordance with SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", SFAS No. 112 "Employer's Accounting for Post-employment Benefits", SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" and EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination." Such charges relate to exit activities and primarily include employee termination charges, lease expenses net of any actual or estimated sublease income, employee relocation, asset impairment charges, moving costs for related equipment and inventory, and other exit related costs associated with a plan approved by senior level management. The recognition of restructuring charges requires us to make certain assumptions and estimates as to the amount and when to recognize exit activity related charges. Quarterly, we re-evaluate the amounts recorded and will adjust for changes in estimates as facts and circumstances change.

     INCOME TAXES - We account for income taxes in accordance with the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differing treatment of items for financial reporting and income tax reporting purposes. The deferred tax balances are adjusted to reflect tax rates by tax jurisdiction, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Due to the Company's history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, the Company provides a full valuation allowance against its U.S. deferred tax assets.

     COMPREHENSIVE INCOME (LOSS) - We follow the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income represents net income (loss) adjusted for foreign currency translation adjustments, the deferred gain (loss) on certain derivative instruments utilized to hedge our interest and foreign exchange exposures, and additional minimum pension liability.

     STOCK BASED AWARDS - On January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R) "Share-Based Payment", requiring us to recognize expense related to the fair value of our stock based compensation awards. We elected the modified prospective transition method as permitted by SFAS No. 123(R). Under this transition method, any stock based compensation expense includes: (a) compensation expense for all stock based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 "Accounting for Stock Based Compensation"; and (b) compensation expense for all stock based compensation awards granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). On October 27, 2005, the Compensation Committee of the Board of Directors approved the acceleration of all out-of-the-money unvested stock options outstanding on that date; accordingly, there is no SFAS 123(R) expense in 2006.

     USE OF ESTIMATES - The preparation of condensed combined financial statements prepared in conformity with U.S. Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from these estimates.

     The accompanying financial statements have been prepared assuming the Company continues as a going concern.

     DEFINED BENEFIT PLANS AND POSTRETIREMENT BENEFITS - We sponsor defined benefit type plans that cover certain hourly and salaried employees in the U.S. and Canada. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations. In addition, we have postretirement medical benefit plans for certain employee groups and have recorded a liability for our estimated obligation under these plans.

     WARRANTY AND ENVIRONMENTAL - We face an inherent business risk of exposure to product liability and warranty claims in the event that our products fail to perform as expected and such failure of our products results, or is alleged to result, in bodily injury and/or property damage. OEMs are increasingly requiring their outside suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which we supply products to an OEM, an OEM may hold us responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties when the product supplied did not perform as represented. In addition, we are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. Some of our operations generate hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, which could be material. Our policy is to record reserves for customer warranty and environmental costs on a case by case basis at the time we believe such amounts are probable and reasonably estimable and to review these determinations on a quarterly basis, or more frequently as additional information is obtained. We have established reserves for issues that are probable and reasonably estimable in amounts management believes are adequate to cover reasonable adverse judgments. We determine our warranty and environmental reserves based on identified claims and the estimated ultimate projected claim cost. The final amounts determined for these matters could differ significantly from recorded estimates. We do not carry insurance for warranty or recall matters, as the cost and availability for such insurance, in the opinion of management, is cost prohibitive or not available.

3.   DEBT:

     DEBTORS-IN-POSSESSION ("DIP") FINANCING

     In connection with the chapter 11 filings, the Debtors have entered into a Senior Secured Super-Priority Debtors In Possession Term Loan and Guaranty Agreement, dated as of October 31, 2006, by and among Dura Operating Corp. ("DOC"), as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the "Term Loan DIP Agreement"). The Bankruptcy Court gave interim approval to borrow $50.0 million under this agreement. Additionally, the Debtors also entered into a Senior Secured Super-Priority Debtors In Possession Revolving Credit and Guaranty Agreement, by and among DOC, as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the "Revolving DIP Agreement" and together with the Term Loan DIP Agreement, the "DIP Credit Agreement"). The Bankruptcy Court approved the full DIP Credit Agreement on November 30, 2006.

     The Term Loan DIP Agreement provides for up to $165 million term loan and up to $20.0 million pre-funded synthetic letter of credit facility and the Revolving DIP Agreement will provide for an asset based revolving credit facility for up to $115 million, subject to borrowing base and availability terms, with a $5.0 million sublimit for letters of credit. Borrowings under the DIP Credit Agreement will be used to repay outstanding amounts and support outstanding letters of credit under DOC's existing asset based revolving credit facility, terminated interest rate swaps liabilities, payment of certain adequate protection payments, professionals' fees, transaction costs, fees and expenses incurred in connection with the DIP Credit Agreement, other prepetition expenses, to provide working capital and for other general corporate purposes. Obligations under the DIP Credit Agreement are secured by a lien on the assets of the Debtors

(which lien will have first priority with respect to many of the Debtors' assets) and by a superpriority administrative expense claim in each of the Cases. As of November 26, 2006, the outstanding balances on the DIP Credit Agreement was $50 million.

     The DIP Credit Agreement bears interest as follows: (a) in the case of borrowings under the Revolving DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 0.75% per annum or (ii) at the reserve adjusted LIBOR Rate plus 1.75% per annum; and (b) in the case of borrowings under the Term Loan DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 2.25% per annum or (ii) at the reserve adjusted LIBOR Rate plus 3.25% per annum. In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the Lenders, as described in the DIP Credit Agreement.

     The DIP Credit Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

     The Debtors' obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Credit Agreement or the conversion of any of the chapter 11 filings to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code.

     The DIP Credit Agreement matures on the earlier of (i) December 31, 2007;
(ii) the effective date of a plan of reorganization in the Cases or (iii) termination of the commitment or acceleration of the loans as a result of an Event of Default.

     DEBT IN DEFAULT

     The chapter 11 filings triggered defaults on substantially all prepetition debt obligations of the Debtors. However, under section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the debtors, including most actions to collect prepetition indebtedness or to exercise control over the property of the debtors' estate. Absent an order of the Bankruptcy Court, substantially all prepetition liabilities are subject to settlement under a plan of reorganization.

     As a result of the chapter 11 filing, we have classified the amount outstanding under the prepetition fully secured revolving credit facility as current at November 26, 2006. On November 30, 2006, we paid off the balances outstanding the revolving credit facility of $106 million through proceeds from borrowings under the DIP Credit Agreement.

     The following borrowings represent the debt agreements which are in default.

     In May 2005, we entered into senior secured credit facilities with an aggregate borrowing capacity of $325 million, consisting of a five-year $175 million asset based revolving credit facility (the "Credit Agreement") and a six-year $150 million senior secured second lien term loan (the "Second Lien Term Loan" and together with the Credit Agreement, the "Credit Facilities"). In March 2006, we completed a $75 million upsize to our Second Lien Term Loan. In connection with the transaction, we amended both our existing $150 million Second Lien Term Loan and Credit Agreement. Debt issuance costs of $2.0 million were incurred on this transaction, resulting in net cash proceeds of $73.0 million, of which $46.3 million was used to reduce our outstanding borrowings under the Credit Agreement.

     Interest under the Credit Facilities is based on LIBOR. The Second Lien Term Loan was due and payable in its entirety in May 2011. The Credit Agreement is an asset-backed revolving credit facility, which is supported by a borrowing base that is calculated monthly. Availability under the Credit Agreement is determined by advances against eligible accounts receivables, eligible inventory balances and certain fixed assets. No amounts are currently available under the Credit Agreement as a result of our defaults, as discussed above. Our borrowings under the Credit Agreement are secured by a first priority lien on certain U.S. and Canadian assets and a 65% pledge of the stock of our foreign subsidiaries. Our borrowings under the Second Lien Term Loan are secured by a second priority lien on all of the U.S. assets and a 65% pledge of the stock of certain of foreign subsidiaries. The Credit Agreement contains various restrictive covenants, which among other things: limit indebtedness, investments, capital expenditures and certain dividends.

     In April 2002, we completed the offering of $350.0 million 8.625% Senior Unsecured Notes, which were due in April 2012. The interest on the 2002 Senior Unsecured Notes is payable semi-annually each April and October. Principal was payable in full in April 2012. In November 2003, we completed an additional Senior Unsecured Notes offering of $50.0 million, which was due also in April 2012. The interest on the 2003 Senior Unsecured Notes were payable semi-annually each April and October.

     We have $535.2 million of 9% Senior Subordinated Notes, which was due in May 2009, outstanding as of November 26, 2006. The interest on the Senior Subordinated Notes was payable semi-annually each May and November. These notes are collateralized by guarantees of certain DURA subsidiaries. Face value of the Senior Subordinated Notes consists of $409.1 million denominated in U.S. dollars and $126.1 million denominated in Euros at November 26, 2006.

     In March 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of DURA, completed the offering of its Preferred Securities. The Preferred Securities are currently redeemable, in whole or part, and were to be redeemed no later than March 2028. The Preferred Securities are convertible at the option of the holder into our Class A common stock at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42.875 per share. The net proceeds of the offering were used to repay outstanding indebtedness. We were required to adopt FIN 46 to variable interest entities effective December 31, 2003. The application of FIN 46 resulted in the reclassification of the Preferred Securities from the mezzanine section of the balance sheet for 2003 to a long-term liability. In addition, Minority Interest - Dividends on Trust Preferred Securities, Net, are classified in the statement of operations as a component of interest expense on a gross basis, prospectively, for periods subsequent to December 31, 2003. No separate financial statements of the Issuer have been included herein. We do not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer are owned, directly or indirectly, by DURA, a reporting company under the Exchange Act; (ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7.5% convertible subordinated debentures due March 2028 issued by DURA; and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by DURA.

     We had outstanding interest rate swaps in the notional amount of $400.0 million that effectively converts the interest on our Senior Notes to a variable rate. As a result of filing for chapter 11 under the Bankruptcy Code on October 30, 2006, these interest rate swaps were terminated. Accordingly, in November 2006 we were requested to, and did settle these outstanding interest rate swap contracts with a liability of $12.2 million. This termination resulted in the unwinding of the hedge and resulted in a charge to income in November 2006 for this amount. These interest rate swap contracts were with various high credit quality major financial institutions and were to expire in April 2012. At their inception, we designated these contracts as fair value hedges.

     We use standby letters of credit to guarantee our performance under various contracts and arrangements. These letter of credit contracts expire annually and are usually extended on a year-to-year basis.

4.   REORGANIZATION ITEMS:

     SOP 90-7 requires reorganization items such as revenues, expenses such as professional fees directly related to the process of reorganizing the Debtors under chapter 11, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business to be separately disclosed. The Debtors' reorganization items for the period from October 30, 2006, to November 26, 2006 consisted of the following:

Professional fees directly related to reorganization   $ 4,695
Loss on interest rate swaps termination                 12,185
                                                       -------
                                                       $16,880
                                                       =======

     Professional fees are directly related to the reorganization include fees associated with advisors to the Debtors, unsecured and secured creditors.

5.   LIABILITIES SUBJECT TO COMPROMISE

     As a result of the chapter 11 filings, the payment of prepetition indebtedness may be subject to compromise or other treatment under the Debtors' plan of reorganization. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed. Although prepetition claims are generally stayed, at hearings held on October 31, 2006, the Court granted final approval of the Debtors' "first day" motions generally designed to stabilize the Debtors' operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management and retention of professionals.

     The Debtors have been paying and intend to continue to pay undisputed post petition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors' operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

     Estimated liabilities subject to compromise as of November 26, 2006, consist of the following (in thousands):

Long-term notes not fully secured   $1,202,580
Accrued interest                        50,873
Accounts payable                        73,669
                                    ----------
                                    $1,327,122
                                    ==========

6.   POSTPETITION ACCOUNTS PAYABLE

     To the best of the Debtors' knowledge, all undisputed post petition accounts payable have been and are being paid under agreed-upon payment terms.

                                                                          MOR-5A

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
              SCHEDULE OF CASH DISBURSEMENTS BY PETITIONING ENTITY
            FOR THE PERIOD FROM OCTOBER 30 THROUGH NOVEMBER 26, 2006
                            (IN THOUSANDS OF DOLLARS)

IN RE: JOINTLY ADMINISTERED                                  CASE #    PAYMENTS
---------------------------                                 --------   --------
Dura Automotive Systems, Inc.                               06-11202    $    --
Dura Operating Corp.                               (1)(2)   06-11203     42,575
Adwest America, Inc. and Adwest Electronics Inc.            06-11204         --
Atwood Automotive, Inc.                                     06-11205         54
Atwood Mobile Products, Inc.                                06-11206      1,187
Automobive Aviation Partners, LLC                           06-11207         --
Creation Group Transportation, Inc.                         06-11208         --
Creation Group, Inc.                                        06-11209         --
Creation Windows, Inc.                                      06-11210        444
Creation Windows, LLC                                       06-11211         --
Creation Group Holdings, Inc.                               06-11212        188
Dura Aircraft Operating Company, LLC                        06-11213         --
Dura Automotive Systems Cable Operations, Inc.              06-11214        278
Dura Automotive Systems of Indiana, Inc.                    06-11215         --
Dura Brake Systems, L.L.C.                                  06-11216         --
Dura Cables North LLC                                       06-11217         --
Dura Cables South LLC                                       06-11218         --
Dura Fremont L.L.C.                                         06-11219        683
Dura Gladwin L.L.C.                                         06-11220        103
Dura Global Technologies, Inc.                              06-11221         --
Dura G.P.                                                   06-11222        480
Dura Mancelona, L.L.C.                                      06-11223         88
Dura Services L.L.C.                                        06-11224         --
Dura Shifter L.L.C.                                         06-11225         --
Dura Spricebright, Inc.                                     06-11226         --
Kemberly, Inc.                                              06-11227         --
Kemberly, LLC                                               06-11228        241
Mark I Molded Plastics of Tennessee, Inc.                   06-11229         --
Patent Licensing Clearinghouse L.L.C.                       06-11230         --
Spec-Temp, Inc.                                             06-11231         --
Trident Automotive, L.L.C.                                  06-11232         --
Trident Automotive, L.P.                                    06-11233         --
Universal Tool & Stamping Company, Inc.                     06-11234        339
Dura Automotive Canada ULC                                  06-11235         --
Dura Automotive Systems (Canada), Ltd.               (3)    06-11236      3,270
Dura Canada LP                                              06-11237         --
Dura Holdings Canada LP                                     06-11238         --
Dura Holdings ULC                                           06-11239         --
Dura Ontario, Inc.                                          06-11240         --
Dura Operating Canada LP                                    06-11241         --
Trident Automotive Canada Co.                               06-11242         --
Trident Automotive Limited                                  06-11243         --
                                                                        -------
   Total payments                                                       $49,930
                                                                        =======

(1) Includes payments made on behalf of multiple entities. Dura Operating Corp. is the centralized disbursement entity for all debtors, and accordingly makes payments, both by wire and checks, for multiple debtors to a vendor. Accordingly, specific individual debtor disbursements for such disbursements are not readily obtainable.

(2) Dura Operating Corp. is the common payroll processor for all U.S. facilities. Therefore, all U.S. payroll disbursements are included in its reported disbursements.

(3) Dura Automotive Systems (Canada) Ltd. is the common payroll processor for all Canadian facilities. Therefore, all Canadian payroll disbursements are included in its reported disbursements.

                                                                          MOR-5B

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
                       EXISTING BANK ACCOUNTS INFORMATION
                       REPORTING PERIOD: NOVEMBER 26, 2006
                            (IN THOUSANDS OF DOLLARS)

             Legal Entity                          Bank                     Account Type          Lockbox/Account #    Book Balance
--------------------------------------  -------------------------  -----------------------------  -----------------  ---------------
Dura Operating Corp.                    Bank of America, N.A.      Disbursement (ZBA)             81882-06825        $            --
Dura Operating Corp.                    Bank of America, N.A.      Health Care Flexible Spending  81884-00841                      2
Dura Operating Corp.                    Bank of America, N.A.      Concentration Account          81886-00840                    926
Dura Operating Corp.                    Bank of America, N.A.      Disbursement (ZBA)             87656-00688                    462
Dura Operating Corp.                    Bank of America, N.A.      Disbursement (ZBA)             87656-01616                  1,706
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 2779
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 12909                       --
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 13894                       --
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 12920                       --
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 99300                       --
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 14131                       --
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 14138                       --
Dura Operating Corp.                    Bank of America, N.A.      Lockbox Account (Receipts)     Box 14141                       --
Dura Operating Corp.                    LaSalle Bank Midwest N.A.  Master Account                 5401977250                      97
Atwood Mobile Products, Inc.            Harris N.A.                Concentration Account          1803212                      2,666
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 33458                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 36550                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 36562                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 36571                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 36725                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 71348                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 71607                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 71643                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 71979                   --
Atwood Mobile Products, Inc.            Harris N.A.                Lockbox Account (Receipts)     Lockbox 95780                   --
Dura Operating Corp.                    JP Morgan Chase            Checking Account               304681202                   45,191
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 CAD Concentration              40212 00459 18                 826
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 USD Concentration              40212 00611 15                 894
Dura Automotive Canada ULC              Scotiabank                 CAD Chequing/Receipts          40212 00276 18                 153
Dura Canada LP                          Scotiabank                 CAD Chequing/Receipts          40212 00528 17                  --
Dura Operating Corp.                    Scotiabank                 CAD Chequing/Receipts          47696 01718 16                 218
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 CAD Chequing                   47696 02728 17                 175
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 CAD Chequing/Receipts          40212 00465 15                 765
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 CAD ZBA                        41012 00832 16                  --
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 CAD ZBA                        80192 00459 18                  --
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 CAD Chequing                   80192 00664 19                 101
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 USD Chequing/Receipts          40212 00612 12                  --
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 USD ZBA                        41012 00853 16                  --
Dura Automotive Systems (Canada), Ltd.  Scotiabank                 USD ZBA                        80192 01472 14                  --
Trident Automotive LP                   Bank of America, N.A.      Checking Account               8188208428                      --

             Legal Entity                          Bank                     Account Type          Lockbox/Account #    Book Balance
--------------------------------------  -------------------------  -----------------------------  -----------------  ---------------
Dura Automotive Systems Cable
   Operations, Inc.                     Bank of America, N.A.      Checking Account               8188208404                     20
Trident Automotive LLC                  Bank of America, N.A.      Checking Account               8188208423                     --
Dura Operating Corp.                    LaSalle Bank               Disbursement                   2770724058                     --
Dura Operating Corp.                    JP Morgan                  Investment A/C                 304907715                      --
                                                                                                                     --------------
                                                                                                                     $       54,202
                                                                                                                     ==============

                                                                           MOR-6

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
                CHANGES IN BALANCES WITH DEBTORS AND NON-DEBTORS
                       REPORTING PERIOD: NOVEMBER 26, 2006
                            (IN THOUSANDS OF DOLLARS)

IN RE: JOINTLY ADMINISTERED                         CASE #
---------------------------                         ------
Dura Automotive Systems, Inc.                      06-11202   $     --
Dura Operating Corp.                               06-11203     46,370
Adwest America, Inc. and Adwest Electronics Inc.   06-11204         --
Atwood Automotive, Inc.                            06-11205         --
Atwood Mobile Products, Inc.                       06-11206     (5,497)
Automobive Aviation Partners, LLC                  06-11207         --
Creation Group Transportation, Inc.                06-11208         --
Creation Group, Inc.                               06-11209         --
Creation Windows, Inc.                             06-11210     (1,715)
Creation Windows, LLC                              06-11211         --
Creation Group Holdings, Inc.                      06-11212     (2,109)
Dura Aircraft Operating Company, LLC               06-11213         --
Dura Automotive Systems Cable Operations, Inc.     06-11214     (1,060)
Dura Automotive Systems of Indiana, Inc.           06-11215         --
Dura Brake Systems, L.L.C.                         06-11216         --
Dura Cables North LLC                              06-11217         --
Dura Cables South LLC                              06-11218         --
Dura Fremont L.L.C.                                06-11219     (4,379)
Dura Gladwin L.L.C.                                06-11220     (1,064)
Dura Global Technologies, Inc.                     06-11221         --
Dura G.P.                                          06-11222    (12,128)
Dura Mancelona, L.L.C.                             06-11223     (1,415)
Dura Services L.L.C.                               06-11224         --
Dura Shifter L.L.C.                                06-11225         --
Dura Spricebright, Inc.                            06-11226        431
Kemberly, Inc.                                     06-11227     (1,093)
Kemberly, LLC                                      06-11228         --
Mark I Molded Plastics of Tennessee, Inc.          06-11229         --
Patent Licensing Clearinghouse L.L.C.              06-11230         --
Spec-Temp, Inc.                                    06-11231     (1,788)
Trident Automotive, L.L.C.                         06-11232        171
Trident Automotive, L.P.                           06-11233       (154)
Universal Tool & Stamping Company, Inc.            06-11234     (1,430)
Dura Automotive Canada ULC                         06-11235       (295)
Dura Automotive Systems (Canada), Ltd.             06-11236     (9,459)
Dura Canada LP                                     06-11237     (1,166)
Dura Holdings Canada LP                            06-11238       (137)
Dura Holdings ULC                                  06-11239         --
Dura Ontario, Inc.                                 06-11240         --
Dura Operating Canada LP                           06-11241        137
Trident Automotive Canada Co.                      06-11242         --
Trident Automotive Limited                         06-11243         --
                                                              --------
  Net intercompany change                                     $  2,220
                                                              ========

                                                                           MOR-7

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                       DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
                          STATUS OF POSTPETITION TAXES
                       REPORTING PERIOD: NOVEMBER 26, 2006
                               (DOLLARS IN 000'S)

                       ACCOUNTS PAYABLE AGING Postpetition

I, John M. Noll, Corporate Controller, attest under penalty of perjury and to the best of my knowledge, information and belief, all post-petition federal, state and local taxes are current as of November 26, 2006 in all material respects.


/s/ John M. Noll                       January 3, 2007
-------------------------------------
John M. Noll, Corporate Controller

                                                                           MOR-8

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED
                      SUMMARY OF UNPAID POSTPETITION DEBTS
                       REPORTING PERIOD: NOVEMBER 26, 2006
                            (IN THOUSANDS OF DOLLARS)

                       ACCOUNTS PAYABLE AGING POSTPETITION

The Debtors are still in the process of segregating prepetition and post petition accounts payable in their Accounting Systems given the substantial cash-in-advance payments previously performed and currently being processed and/or completed under the payment terms a large number of the Debtors' vendors have imposed on them. Accordingly, the Debtors can not currently provide a precise aging of their post petition accounts payable. I do attest that the Debtors are complying with the post petition payment terms that their current suppliers have imposed on them.


  /s/ John M. Noll                      January 3, 2007
-------------------------------------
John M. Noll, Corporate Controller






                     BILLED TRADE ACCOUNTS RECEIVABLE AGING

ACCOUNTS RECEIVABLE AGING                      AMOUNT
-------------------------                     --------
Current                                       $ 87,759
 0-30 days                                      33,614
31-60 days                                      12,261
61-90 days                                         979
  91+ days                                       5,711
                                              --------
Total Accounts Receivable                      140,324
Amounts considered uncollectible (Bad Debt)     (1,621)
                                              --------
Accounts Receivable (Net)                     $138,703
                                              ========

                                                                           MOR-9

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                       DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 - 06-11243 (KJC) JOINTLY ADMINISTERED

                              DEBTOR QUESTIONNAIRE
                       REPORTING PERIOD: NOVEMBER 26, 2006

MUST BE COMPLETED EACH MONTH                                      YES    NO
----------------------------                                      ---   ---
1. Have any assets been sold or transferred outside the normal           X
   course of business this reporting period? If yes, provide an explanation below.

2. Have any funds been disbursed from any account other than a           X
   debtor-in-possession account this reporting period? If yes, provide an explanation below.

3. Have all post-petition tax returns been timely filed? If no,    X
   provide an explanation below.

4. Are workers compensation, general liability and other           X
   necessary insurance coverages in effect? If no, provide an explanation below.